Exhibit 99.1

Party City Announces Fourth Quarter and Full Year 2016 Results

ELMSFORD, N.Y., March 9, 2017 — Party City Holdco Inc. (NYSE: PRTY) today announced financial results for the quarter and year ended December 31, 2016.

James M. Harrison, Chief Executive Officer, stated: “Our performance in 2016 demonstrates the resiliency of our business, the repeat purchase nature of our Everyday product categories, and the strength of our unique vertical model. Despite an unfavorable calendar shift affecting Halloween, our most important holiday, we were able to deliver our 7th straight year of record revenues in constant currency as a result of our diversified revenue model that reaches across multiple channels. We are pleased that 2016 was also our 16th consecutive year of record EBITDA, which has been driven by consistently growing our share of shelf1 and continually increasing our operational efficiencies.”

Highlights for Full Year 2016:

•	Reported net income increased to a record $117 million; while adjusted net income increased 21% to $138 million

•	Reported EPS improved to $0.98, while adjusted EPS increased 14%, to $1.15

•	Adjusted EBITDA increased 3% to a record $390 million

•	Expanded store base by opening/acquiring 48 new stores (38 net of closures) in the U.S. and Canada

•	Generated free cash flow[2] of $308 million and reduced leverage[3] from 4.6 times to 4.1 times

•	Generated cash interest savings of approximately $57 million in 2016 as a result of the application of our IPO proceeds towards debt reduction and the successful refinancing of our debt in both 2015 and 2016

Mr. Harrison continued, “We have many opportunities ahead of us in all aspects of our business to drive growth and further create value. We will continue to execute our growth strategy which includes manufacturing more of what we sell, growing our presence in international markets and alternative channels, adding accretive acquisitions, growing our store base, and enhancing the customer experience, both in-store and online. Our continued focus on these key initiatives will serve to position us for long-term, sustainable growth.”

Full Year summary:

•	Reported net income increased to $117 million from $10 million in 2015. Fiscal 2015 included one-time charges associated with the Company’s initial public offering and debt refinancing. Fiscal 2016 benefited from the debt reduction and refinancing which drove interest expense down 28%.

•	Adjusted net income improved 21% to $138.3 million, compared to $114.2 million for fiscal 2015.

•	Adjusted EBITDA increased 2.6% to $390.0 million compared to $380.3 million in fiscal 2015.

•	Reported diluted earnings per share improved to $0.98 from $0.09. Adjusted diluted income per share improved 14% to $1.15 from $1.01 in fiscal 2015.

•	Total revenues of $2,283 million decreased 0.5% on a reported basis and increased 0.5% on a constant currency basis.

•	Retail sales increased 1.2% on a reported basis (1.6% on a constant currency basis) driven primarily by 38 net new Party City stores added in the past twelve months.

[1]	The percentage of our retail product cost of sales supplied by our wholesale operations
[2]	Defined as adjusted EBITDA less capital expenditures
[3]	Defined as net debt to adjusted EBITDA

•	Brand comparable sales decreased 0.4% during 2016.

•	Net third-party wholesale revenues decreased 4.3% on a reported basis (increased 1% on an adjusted basis when adjusting for the currency effect as well as the impact of eliminating $19 million in intercompany sales for the 23 franchise store acquisitions over the last twelve months).

•	Total gross profit margin increased 70 basis points (100 basis points when excluding the negative effects of foreign exchange) to 40.4% of net sales, primarily due to higher share of shelf and the benefits associated with improved product sourcing, offset by increased occupancy costs and slightly higher promotions.

•	Operating expenses totaled 28.9% of revenues, and increased 1% over 2015 to $659 million. Wholesale selling expenses declined 6.7% primarily due to the reorganization of the gift sales group. Retail operating expenses increased 1.9% due to higher store count offset by operating fewer temporary Halloween City stores and improved store labor productivity.

•	During the year, the Company opened 29 new stores, acquired 19 franchise stores and closed ten stores.

Fourth Quarter summary:

•	Reported net income decreased 1.6% to $85.2 million, while adjusted net income was roughly flat at $91.2 million, compared to $91.0 million for the fourth quarter of fiscal 2015.

•	Adjusted EBITDA was $192.4 million, as compared to $197.6 million in the fourth quarter of fiscal 2015. As a percent of revenues, adjusted EBITDA increased to 25.7% from 25.3% in the fourth quarter of 2015. Reported earnings per share decreased to $0.71 from $0.72. Adjusted diluted income per share was flat at $0.76.

•	Total revenues of $749 million declined 4.1% on a reported basis or 3.3% on a constant currency basis.

•	Retail sales declined 3.3% on a reported basis (-3.0% on a constant currency basis) driven by lower brand comparable sales, which more than offset new store growth.

•	Brand comparable sales decreased 3.5% in the fourth quarter of 2016 due to a two-day Halloween shift from Saturday to Monday, which impacted adult participation in the holiday.

•	Net third-party wholesale revenues decreased 6.8% on a reported basis (-1.0% on an adjusted basis when adjusted for the currency effect as well as the elimination of $4.5 million in intercompany sales as a result of the acquisition of 23 franchise stores over the last twelve months). Revenue generated by selling to these stores was previously reported as third party sales.

•	Total gross profit margin decreased 40 basis points to 46.4% of net sales, primarily due to the deleveraging effect on occupancy costs from lower sales, the negative effects of foreign exchange and slightly higher promotions.

•	Operating expenses were 25.6% of revenues, and decreased $6.6 million from the fourth quarter of 2015 to $192.1 million. Wholesale selling expenses declined 8.6% primarily due to the reorganization of the gift sales group and the effect of foreign exchange. Retail operating expenses declined 1.9% primarily due to lower advertising spend and the impact of 65 fewer temporary Halloween City stores. General and administrative costs declined 9.6% primarily due to lower incentive-based compensation.

Balance sheet highlights as of December 31, 2016:

The Company ended the year with $1,608 million in debt (net of cash) resulting in net debt leverage3 of 4.1 times and approximately $369 million in availability under its asset-based revolving credit facility.

Fiscal 2017 Outlook:

For 2017, the Company is providing the following guidance:

•	Total revenue of $2.35 to $2.45 billion

•	Brand comparable sales growth of 1% - 1.5%

•	GAAP net income of $127 to $137 million

•	GAAP diluted EPS of $1.05 to $1.14

•	Adjusted EBITDA of $400 to $417 million

•	Adjusted net income of $148 to $158 million

•	Adjusted diluted EPS of $1.23 to $1.30

•	Net debt leverage of approximately 3.5X times by the end of 2017

The Company has reconciled Non-GAAP outlook measures to the most directly comparable GAAP measures later in this release. See “Non-GAAP Information” and “Reconciliation of 2017 Outlook” for a more detailed explanation, including definitions of the various Non-GAAP terms used in this release.

Conference Call Information:

A conference call to discuss fourth quarter and full year 2016 financial results is scheduled for today, March 9, 2017, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-201-0168 (U.S. domestic) and 647-788-4901 (international), and enter conference ID#56432672, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information:

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information:

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide free cash flow, defined as Adjusted EBITDA less capital expenditures, and net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, adjusted diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated

by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s latest Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include over 900 specialty retail party supply stores (including approximately 160 franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact Information

Deborah Belevan, VP of Investor Relations

(914) 784-8324

InvestorRelations@partycity.com

PARTY CITY HOLDCO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2016	2015
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$64,610	$42,919
Accounts receivable, net	134,091	132,287
Inventories, net	613,868	564,259
Prepaid expenses and other current assets	68,255	50,450

Total current assets	880,824	789,915
Property, plant and equipment, net	292,904	272,420
Goodwill	1,572,568	1,562,515
Trade names	566,599	568,712
Other intangible assets, net	76,581	89,157
Other assets, net	4,502	9,684

Total assets	$3,393,978	$3,292,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$120,138	$126,136
Accounts payable	163,415	111,616
Accrued expenses	149,683	146,319
Income taxes payable	46,675	8,504
Current portion of long-term obligations	13,348	14,552

Total current liabilities	493,259	407,127
Long-term obligations, excluding current portion	1,539,604	1,646,121
Deferred income tax liabilities	278,819	276,667
Deferred rent and other long-term liabilities	65,507	49,471

Total liabilities	2,377,189	2,379,386
Stockholders’ equity:
Common stock (119,515,894 and 119,258,374 shares issued and outstanding at December 31, 2016 and 2015, respectively)	1,195	1,193
Additional paid-in capital	910,167	904,425
Retained earnings	157,666	40,189
Accumulated other comprehensive loss	(52,239)	(32,790)

Total stockholders’ equity	1,016,789	913,017

Total liabilities and stockholders’ equity	$3,393,978	$3,292,403

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Net sales	$743,292	$774,341	$2,266,386	$2,275,122
Royalties and franchise fees	5,996	7,160	17,005	19,411

Total revenues	749,288	781,501	2,283,391	2,294,533
Expenses:
Cost of sales	398,093	412,217	1,350,387	1,370,884
Wholesale selling expenses	14,102	15,435	59,956	64,260
Retail operating expenses	130,513	133,064	408,583	401,039
Franchise expenses	4,706	3,797	15,213	14,394
General and administrative expenses	37,091	41,049	152,919	151,097
Art and development costs	5,653	5,271	22,249	20,640

Total expenses	590,158	610,833	2,009,307	2,022,314
Income from operations	159,130	170,668	274,084	272,219
Interest expense, net	21,523	21,931	89,380	123,361
Other (income) expense, net	2,097	4,471	(2,010)	130,990

Income before income taxes	135,510	144,266	186,714	17,868
Income tax expense	50,334	57,743	69,237	7,409

Net income	$85,176	$86,523	$117,477	$10,459

Comprehensive income (loss)	$75,673	$83,384	$98,028	($9,596)

Net income per common share-Basic	$0.71	$0.73	$0.98	$0.09

Net income per common share-Diluted	$0.71	$0.72	$0.98	$0.09

Weighted-average number of common shares-Basic	119,505,541	119,258,374	119,381,842	111,917,168
Weighted-average number of common shares-Diluted	120,541,211	120,266,120	120,369,672	112,943,807

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$85,176	$86,523	$117,477	$10,459
Interest expense, net	21,523	21,931	89,380	123,361
Income taxes	50,334	57,743	69,237	7,409
Depreciation and amortization	22,444	20,948	83,630	80,515

EBITDA	179,477	187,145	359,724	221,744
Non-cash purchase accounting adjustments	425	(1,509)	4,114	4,470
Management fee (a)	—	—	—	31,627
Restructuring, retention and severance	657	7	911	2,318
Refinancing charges (b)	1,458	—	1,458	94,607
Deferred rent (c)	6,595	3,827	18,835	13,407
Store closing expenses (d)	761	998	3,688	1,901
Foreign currency (gains) losses, net	(472)	1,909	(7,417)	3,691
Equity based compensation	1,024	948	3,853	3,042
Undistributed non-cash (gain) loss in unconsolidated joint venture	(66)	185	314	562
Gain on sale of assets (e)	—	—	—	(2,660)
Change-of-control license premium	—	3,000	—	3,000
Corporate development expenses (f)	2,395	243	4,290	1,786
Other	161	849	279	798

Adjusted EBITDA	$192,415	$197,602	$390,049	$380,293

Adjusted EBITDA margin	25.7%	25.3%	17.1%	16.6%

(a)	In 2012, the Company entered into a management agreement with THL and Advent under which THL and Advent provided advice to the Company on, among other things, financing, operations, acquisitions and dispositions. Under the agreement, THL and Advent were paid an annual management fee for such services. In connection with the initial public offering, the management agreement was terminated and the Company paid THL and Advent a termination fee. Such amount was recorded in other expense, net in the Company’s consolidated statement of operations and comprehensive loss for the year ended December 31, 2015.
(b)	During the third quarter 2015, the Company refinanced its debt. In conjunction with the refinancing, the Company paid a call premium and other third-party costs. The Company recorded such payments, $56.4 million in aggregate, in other expense in the Company’s consolidated statement of operations and comprehensive loss. Additionally, in conjunction with the refinancing, the Company wrote off $22.7 million of capitalized deferred financing costs, original issuance discounts and call premiums. During the second quarter 2015, the Company used proceeds from the initial public offering to redeem notes. The redemption resulted in a prepayment penalty of $7.0 million. Additionally, in conjunction with the redemption, the Company wrote off $8.6 million of capitalized debt issuance costs and original issuance discounts related to the notes.
(c)	The deferred rent adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items.
(d)	Charges incurred related to closing unprofitable stores.
(e)	During January 2015, the Company recorded a gain on the sale of certain assets obtained in the October 2014 acquisition of U.S. Balloon Manufacturing Co., Inc.
(f)	Principally represents third-party costs related to acquisitions (primarily legal expenses and diligence fees). Such costs are excluded from the definition of “Consolidated Adjusted EBITDA” that is utilized for certain covenants in the Company’s credit agreements.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Income before income taxes	$135,510	$144,266	$186,714	$17,868
Intangible asset amortization	5,065	4,669	17,247	18,885
Non-cash purchase accounting adjustments (c)	309	(1,985)	5,300	6,445
Amortization of deferred financing costs and original issuance discount (b)	1,997	1,291	5,818	40,516
Management fee (a)	—	—	—	31,627
Refinancing charges (b)	725	—	725	65,338
Equity based compensation	1,024	948	3,853	3,042
Impairment charges	—	852	—	852
Gain on sale of assets	—	—	—	(2,660)
Change-of-control license premium	—	3,000	—	3,000

Adjusted income before income taxes	144,630	153,041	219,657	184,913
Adjusted income tax expense (d)	53,462	62,062	81,380	70,707

Adjusted net income	$91,168	$90,979	$138,277	$114,206

Adjusted net income per common share - diluted	$0.76	$0.76	$1.15	$1.01

Weighted-average number of common shares-diluted	120,541,211	120,266,120	120,369,672	112,943,807

(a)	In 2012, the Company entered into a management agreement with THL and Advent under which THL and Advent provided advice to the Company on, among other things, financing, operations, acquisitions and dispositions. Under the agreement, THL and Advent were paid an annual management fee for such services. In connection with the initial public offering, the management agreement was terminated and the Company paid THL and Advent a termination fee. Such amount was recorded in other expense, net in the Company’s consolidated statement of operations and comprehensive loss for the year ended December 31, 2015.
(b)	During the third quarter 2015, the Company refinanced its debt. In conjunction with the refinancing, the Company paid a call premium and other third-party costs. The Company recorded such payments, $56.4 million in aggregate, in other expense in the Company’s consolidated statement of operations and comprehensive loss. Additionally, in conjunction with the refinancing, the Company wrote off $22.7 million of capitalized deferred financing costs, original issuance discounts and call premiums. Further, as the Company was required to provide 30 days of notice when calling its old senior notes, during a portion of the third quarter 2015 both the old senior notes and the new senior notes were outstanding. The overlapping interest expense, $2.0 million, is included in “Refinancing charges” in the adjusted net income table above. During the second quarter 2015, the Company used proceeds from the initial public offering to redeem the other notes. The redemption resulted in a prepayment penalty of $7.0 million. Additionally, in conjunction with the redemption, the Company wrote off $8.6 million of capitalized debt issuance costs and original issuance discounts related to such notes.
(c)	On July 27, 2012, PC Merger Sub, Inc., which was our wholly-owned indirect subsidiary, merged into Party City Holdings Inc. (“PCHI”), with PCHI being the surviving entity (the “Transaction”). As a result of the Transaction, the Company applied the acquisition method of accounting and increased the value of certain property, plant and equipment. The impact of such adjustments on depreciation expense increased the Company’s expenses. These property, plant and equipment depreciation amounts are included in “Non-cash purchase accounting adjustments” for purposes of calculating “adjusted net income,” but are excluded from “Non-cash purchase accounting adjustments” for purposes of calculating adjusted EBITDA since they are included in depreciation expense.
(d)	Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.

RECONCILIATION OF 2017 OUTLOOK

(In millions)

UNAUDITED

Full year 2017
Outlook
Net income:	$127 - $137
Intangible asset amortization, net of tax:	9
Amortization of deferred financing costs and original issuance discount, net of tax:	3
Equity based compensation, net of tax:	3
Non-cash purchase accounting adjustments, net of tax:	6

Adjusted net income (a):	$148 - $158

Net income:	$127 - $137
Income taxes:	76 - 82
Interest expense, net:	88 - 86
Depreciation and amortization:	87

EBITDA:	$378 - $392
Deferred rent:	8 - 9
Equity based compensation:	4
Non-cash purchase accounting adjustments:	6
Restructuring, retention and severance:	2 - 3
Undistributed loss in unconsolidated joint ventures:	1 - 2
Other (b):	1

Adjusted EBITDA (a):	$400 - $417

(a)	Amounts may not total due to rounding.
(b)	Includes adjustments for corporate development and store closing expenses, among other items.

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands, except percentages)

	Three Months Ended December 31,
	2016		2015
	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Total Revenues
Net Sales:
Wholesale	$307,147	41.0%	$303,272	38.8%
Eliminations	(161,711)	(21.6% )	(147,259)	(18.8% )

Net wholesale	145,436	19.4%	156,013	20.0%
Retail	597,856	79.8%	618,328	79.1%

Total net sales	743,292	99.2%	774,341	99.1%
Royalties and franchise fees	5,996	0.8%	7,160	0.9%

Total revenues	$749,288	100.0%	$781,501	100.0%

	Year Ended December 31,
	2016		2015
	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Total Revenues
Net Sales:
Wholesale	$1,252,218	54.8%	$1,226,989	53.5%
Eliminations	(626,900)	(27.4% )	(573,391)	(25.0% )

Net wholesale	625,318	27.4%	653,598	28.5%
Retail	1,641,068	71.9%	1,621,524	70.7%

Total net sales	2,266,386	99.3%	2,275,122	99.2%
Royalties and franchise fees	17,005	0.7%	19,411	0.8%

Total revenues	$2,283,391	100.0%	$2,294,533	100.0%

	Three Months Ended December 31,
	2016		2015
	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Total Gross Profit
Retail	$292,185	48.9%	$308,629	49.9%
Wholesale	53,014	36.5%	53,495	34.3%

Total	$345,199	46.4%	$362,124	46.8%

	Year Ended December 31,
	2016		2015
	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Total Gross Profit
Retail	$711,468	43.4%	$703,236	43.4%
Wholesale	204,531	32.7%	201,002	30.8%

Total	$915,999	40.4%	$904,238	39.7%

PARTY CITY HOLDCO INC.

OPERATING METRICS

	Three Months Ended December 31,		Fiscal Year
	2016	2015	2016
Store Count
Corporate Stores:
Beginning of period	737	704	712
New stores opened	15	10	29
Acquired	—	4	19
Closed	(2)	(6)	(10)

End of period	750	712	750
Franchise Stores:
Beginning of period	184	204	200
Opened	1	—	5
Sold to Party City	—	(4)	(19)
Closed	(1)	—	(2)

End of period	184	200	184

Grand Total	934	912	934

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Share of Shelf (a)	77.9%	77.2%	76.6%	75.0%

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Brand comparable sales (decrease) increase (b)	-3.5%	2.8%	-0.4%	1.5%

(a)	Share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Party City brand comparable sales include North American e-commerce sales.